UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.000005 per share	TWTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2021, the board of directors (the “Board”) of Twitter, Inc. (the “Company”) appointed Mimi Alemayehou to the Board as a Class I director. She was also appointed to the Audit Committee, replacing Robert Zoellick, effective July 1, 2021.

Ms. Alemayehou, 51, has a career that spans both the public and private sectors across emerging markets. She currently serves as Senior Vice President for Public – Private Partnership at Mastercard. Prior to joining Mastercard, Ms. Alemayehou was the Managing Director and a Board member for investment platform Black Rhino Group, a portfolio company of Blackstone, where she focused on the development and acquisition of energy and infrastructure assets across Africa. Ms. Alemayehou was previously appointed by President Obama to serve as Executive Vice President of the Overseas Private Investment Corporation (OPIC). During Ms. Alemayehou’s tenure from 2010 to 2014, OPIC’s portfolio grew by more than 24% to $18 billion and the corporation’s Africa portfolio tripled to nearly $4 billion. Prior to OPIC, Ms. Alemayehou was appointed by President George W. Bush to serve as the United States Executive Director on the Board of Directors of the African Development Bank (AfDB). She received a Distinguished Honor Award for her outstanding service in this role. Ms. Alemayehou has also launched entrepreneurial ventures in consulting.

There are no arrangements or understandings between Ms. Alemayehou, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Alemayehou was selected as a director. There are no related party transactions between the Company and Ms. Alemayehou (or any of her immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Ms. Alemayehou does not have any family relationships with any of the Company’s directors or executive officers.

Ms. Alemayehou will participate in the director benefits arrangements applicable to non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2021. In addition, the Company will enter into its standard form of indemnification agreement with Ms. Alemayehou.

Upon Ms. Alemayehou’s appointment, Jesse Cohn resigned from the Board pursuant to the terms of the amended and restated cooperation letter agreement, dated as of March 31, 2021, which was previously disclosed. As one of Twitter’s largest shareholders, Elliott Investment Management will continue to engage with members of the Company’s senior management team and Board, facilitated by the Information Sharing and Engagement Agreement the Company entered into with Elliott. The Board thanks Mr. Cohn for his service.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 9, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

Date: June 9, 2021	/s/ Vijaya Gadde
Vijaya Gadde
Chief Legal Officer